Exhibit No. EX-99.o.3

THE DFA INVESTMENT TRUST COMPANY

POWER OF ATTORNEY

The undersigned trustee of THE DFA INVESTMENT TRUST COMPANY (the “Fund”) hereby appoints DAVID G. BOOTH, REX A. SINQUEFIELD, MICHAEL T. SCARDINA, CATHERINE L. NEWELL AND VALERIE A. BROWN (with full power to any of them to act) as attorney-in-fact and agent, in all capacities, to execute, and to file any of the documents referred to below relating to the Fund’s Registration Statement under the Investment Company Act of 1940, including any and all amendments thereto, covering the registration of any registered investment company for which any Series of the Fund serves as a master fund in a master fund-feeder fund structure, including all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority. The undersigned grants to each of said attorneys full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he could do if personally present, thereby ratifying all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

The undersigned trustee hereby executes this Power of Attorney as of the 19th day of December, 2003.

/s/ Robert C. Merton

Robert C. Merton, Director